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                                                                    Exhibit 11.1



             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



         A reconciliation of the number of shares used in the calculation of basic and diluted earnings per share and the calculated amounts of earnings per share follows:

                                                          PERIOD FROM
                                                         JUNE 15,1998                                           THREE MONTHS
                                                  (INCEPTION) TO DECEMBER 31,      YEAR ENDED DECEMBER 31,     ENDING MARCH 31,
                                                            1998                            1999                    2000
                                                    -----------------------       -----------------------       ------------

Shares outstanding -- beginning of period .........               --                      5,200,000              5,469,200
Weighted average number of common shares
issued .............................................          3,550,755                     122,409                298,889
                                                            -----------                 -----------              ---------
Weighted average number of common shares outstanding
-- end of period ...................................          3,550,755                   5,332,409              5,768,089
Dilutive effect of employee stock options ..........               --                          --                     --
                                                            -----------                 -----------              ---------
Diluted shares outstanding..........................          3,550,755                   5,332,409              5,768,089
                                                            ===========                 ===========              =========
Net Loss (in thousands).............................        $      (567)                $   (17,296)             $  (9,220)
                                                            ===========                 ===========              =========
Basic and diluted earnings per common share ........        $     (0.16)                $     (3.25)             $   (1.60)
                                                            ===========                 ===========              =========
